Exhibit 99.1

Spectral AI Appoints Peter M. Carlson as CEO

Appointment Paves the Way for Company’s Next Chapter in Commercialization Phase of AI-Powered DeepView Device for Predictive Wound Care

Carlson Brings Proven Track Record of Operating and Financial Leadership, Including with Premier Wound Care Management Companies

Wensheng Fan Transitions to Chief Innovation Strategist and Senior Advisor to the CEO

Company Announces Preliminary 2023 R&D Revenue; Reaffirms Full Year Revenue Guidance for 2024 and Highlights First Quarter Momentum

DALLAS, Feb. 29, 2024 -- Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, today announced that its Board of Directors (the “Board”) has appointed Peter M. Carlson, Spectral AI’s current Chief Financial Officer, as Chief Executive Officer and a member of the Board. He succeeds Wensheng Fan, who, after 14 years with Spectral AI, including nearly four as CEO, is transitioning to Chief Innovation Strategist and Senior Advisor to the CEO. Vincent S. Capone, Spectral AI’s General Counsel and Corporate Secretary, will assume the additional role of Chief Financial Officer.

Mr. Carlson is an accomplished executive with a strong record of driving growth, along with operating and financial excellence, at times of transformation for numerous publicly traded companies, including at two Fortune 50 companies and at MiMedx Group, Inc., an innovation leader in advanced wound care. He joined Spectral AI as CFO in January 2024 following the Company’s debut on the NASDAQ Global Market.

“In his short time here, Pete has already distinguished himself as a skilled and experienced leader and a tremendous asset to Spectral AI. We are confident he is the right person to guide Spectral AI as we evolve from a late-stage development company and commercialize our revolutionary, AI-driven wound care technology,” said Richard Cotton, Chairman of the Board of Directors. “We are also delighted to appoint Vince to his expanded role, which leverages his extensive experience with life science and technology companies across legal, financial and accounting disciplines.”

Mr. Carlson said, “I am excited to become CEO at this pivotal time of opportunity and value creation for Spectral AI. Spectral AI’s breakthrough diagnostic technology and talented team provide an outstanding platform for growth as we redefine the standard of care for burns and diabetic foot ulcers. We believe these indications are just the start of what can be addressed with Spectral AI’s predictive clinical insight technology. I look forward to building on the team’s impressive work to date and lending my experience to ensure we establish the operating and financial foundation that is necessary to deliver on Spectral AI’s full potential.”

Mr. Cotton continued, “On behalf of the entire Board, I want to thank Wensheng for his service to Spectral AI and his dedication to the Company since its founding in 2009. His contributions have enabled Spectral AI’s next stage of growth and success.”

Mr. Fan said, “It has been a privilege to lead Spectral AI since 2020 and work alongside among the brightest minds in the industry over the past 14 years. Together, we have created an industry leading innovator. I am proud of all we have accomplished and firmly believe that Spectral AI’s momentum is just beginning. Pete is the right person to serve as CEO as we progress from R&D to commercialization, and I look forward to supporting Pete as an advisor while I continue my focus on Spectral AI’s innovation.”

The Company also announced preliminary research and development revenue of approximately $18 million for the year ended December 31, 2023. In addition, the Company reaffirmed preliminary revenue guidance of approximately $28 million for full year 2024.

Spectral AI’s preliminary revenue guidance reflects first quarter momentum, including:

●	Obtaining the final stage of UK Conformity Assessed (UKCA) authorization for its predictive software DeepView AI®-Burn.

●	Enrollment of the first patient in the pivotal study to validate DeepView AI® for burn size and healing assessment, seeking FDA marketing authorization for burn indication in late 2025;

●	Development activity under the recent $149 million award from BARDA that provides non-dilutive funding for ongoing product development and procurement; and

●	UKCA Mark and FDA Class 1 medical device classification of the Company’s proprietary imaging technology, DeepView Snapshot®.

Recent company milestones are expected to generate revenue across four separate platforms covering burn and DFU within the next three years, with the potential for initial commercial revenue as soon as the second half of 2024.

About Peter M. Carlson

Mr. Carlson has served as CFO of Spectral AI since January 2024. Prior to Spectral AI, he served as CFO of MiMedx Group, Inc., a pioneer and leader in the advanced wound care space, where he led numerous strategic, financing, operational initiatives that helped stabilize and strengthen the company for its next chapter of growth. Prior to MiMedx, Mr. Carlson served as Chief Operating Officer at Brighthouse Financial, Inc., and played an essential role in establishing Brighthouse as a separate public company after its spin-off from MetLife, Inc., where he worked for eight years as Chief Accounting Officer. Previously, Mr. Carlson was the Controller at Wachovia Corporation and an audit partner for a Big Five accounting firm, Arthur Andersen LLP.

Mr. Carlson serves as a Board Member at White Mountains Insurance Group and as a trustee for Wake Forest University.

About Vincent S. Capone

Mr. Capone has served as General Counsel and Corporate Secretary at Spectral AI since March 2022. Mr. Capone has an extensive background in representing technology companies and he has a proven track record as a business-focused and results-oriented leader in driving corporate growth and development. He began his career at KPMG LLP before practicing corporate and securities law. He has more than 20 years of broad legal experience both at Morgan Lewis, LLP, then as a Partner at Reed Smith, LLP. Prior to Spectral AI, he was President of a New York-based private equity fund investing in global life sciences and technology companies.

Mr. Capone serves as a senior advisor to Alexet Capital Associates, LLC and is a board member of the Ryan Lesher Foundation, a non-profit organization assisting families in Bucks County, Pennsylvania. Additionally, while currently inactive, he was a certified public accountant in Pennsylvania. Mr. Capone earned both his J.D. and M.B.A. degrees from Temple University and his B.S. degree in Accounting from The Pennsylvania State University.

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns and diabetic foot ulcers. The Company is working to revolutionize the management of wound care by “Seeing the Unknown®” with its DeepView System. DeepView is a predictive device that offers clinicians an objective and immediate assessment of a wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal of exceeding the current standard of care in the future, DeepView is expected to provide faster and more accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. For more information about DeepView, visit www.spectral-ai.com.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Investors:

The Equity Group
Devin Sullivan
Managing Director
dsullivan@equityny.com

Conor Rodriguez
Analyst
crodriguez@equityny.com

Media:

Russo Partners

David Schull
Russo Partners
(858) 717-2310
david.schull@russopartnersllc.com

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